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                                  EXHIBIT 23.1

                               CONSENT OF KPMG LLP



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                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Pulaski Financial Corp.:


         We consent to the incorporation by reference in this registration statement on Form S-8 of Pulaski Financial Corp. of our report dated October 28, 2003, with respect to the consolidated balance sheet of Pulaski Financial Corp. as of September 30, 2003, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for the year then ended, which report appears in the September 30, 2003, annual report on Form 10-K of Pulaski Financial Corp.



                                                /s/ KPMG LLP




St. Louis, Missouri
February 18, 2004